UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 6, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

 3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2015, Axion Power International, Inc. (the “Company’) entered into a securities purchase agreement (“Agreement”) with several accredited investors, including one director of the Company (each, an “Investor”) pursuant to which it is selling $600,000 principal amount of Senior Convertible Notes (“Notes”) to the Investors. The transaction was approved by the Company’s Board of Directors on August 5, 2015. The Notes carry an original issue discount of 15% so that the gross amount of proceeds to the Company (before expenses) is $510,000. The Notes bear interest at the rate of 12% per annum, and the interest is payable in cash upon repayment of the Notes or in shares of the Company’s common stock upon conversion of the Notes. The Notes have a term of 90 days from the date of issuance, which may be extended at the option of the Investor with respect to all or any portion of a Note (i) in the event that and for so long as an event of default is occurring under a Note, (ii) through the date that all shares issued upon conversion of the Note may be resold under Rule 144 without restriction and/or (iii) through the date that is 10 business days after the consummation of a change in control transaction, all as specified in the Notes. The conversion price for the Notes is $1.75 per share. The holders of the Notes will be issued one five year warrant (“Warrants”) for each $1.00 of principal amount of the Note invested (510,000 Warrants in total). Each Warrant has an exercise price of $1.75 per share. The Agreement, Notes and Warrants contain other terms and provisions which are customary for a transaction of this nature, including standard representations and warranties and events of default. The transaction is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, as promulgated thereunder, and is expected to close on August 7, 2015. The foregoing is a summary of the terms and conditions of the Agreements, Notes and Warrants and is qualified in its entirety by the actual forms of documents which are attached as exhibits to this Form 8-K.

The above described transaction is intended as a bridge to the transactions with LCB International, Inc. contemplated by the June 2015 Binding Letter of Intent between the Company and LCB, attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2015. In conjunction with the above described transactions, the Company’s Board of Directors has agreed to waive $35,000 in fees due to it and the payment date for an additional $35,000 due in Board fees has been extended until the close of funding with LCB. The Company’s two landlords have also agreed to extend the payment date of an aggregate of $291,975 due in lease payments until December 31, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

On August 6, 2015, we entered into a Purchase Agreement pursuant to which we agreed to sell, subject to certain conditions, notes in the aggregate principal amount of $0.6 million. The description of the financing transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated August 6, 2015, between Axion Power International, Inc. and the Investors (1)
10.2	Form of Note (1)
10.3	Form of Warrant (1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 7, 2015

Axion Power International, Inc.

By:	/s/ Charles R.Trego
Charles R.Trego
Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated August 6, 2015, between Axion Power International, Inc. and the Investors (1)
10.2	Form of Note (1)
10.3	Form of Warrant (1)

(1) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.